                              GENSYM CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1998

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gensym Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 20, 1998 at 9:00 a.m., at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (the "Meeting"), for the purpose of considering and voting upon the following matters:

    1. To elect two Class II Directors of the Company to serve for the ensuing three years;

    2. To approve an amendment to the Company's 1995 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 200,000 shares to 500,000 shares;

    3. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 1998; and

    4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

  The Board of Directors has fixed the close of business on March 27, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

  A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          Lowell B. Hawkinson
                                          Secretary

April 8, 1998

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              GENSYM CORPORATION
                            125 CAMBRIDGEPARK DRIVE
                              CAMBRIDGE, MA 02140

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gensym Corporation (the "Company") at the Annual Meeting of Stockholders to be held on Wednesday, May 20, 1998 at 9:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournments thereof (the "Meeting").

  All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself constitute revocation of a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

  On March 27, 1998, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 6,426,445 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

  THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1997, WHICH INCLUDES THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 8, 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of January 31, 1998, except as noted, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors and director nominees of the Company, (iii) the Chief Executive Officer and the Company's four other most highly compensated executive officers who were serving as executive officers on December 31, 1997 (the "Named Executive Officers"), and
(iv) the directors and executive officers of the Company as a group.

                                                           AMOUNT AND NATURE OF
                                                                BENEFICIAL
                                                               OWNERSHIP(1)
                                                           --------------------
                                                           NUMBER OF PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER            SHARES    CLASS(2)
            ------------------------------------           --------- ----------
   Kopp Investment Advisors, Inc.(3)......................   676,450    10.6%
    6600 France Avenue South
    Suite 672
    Edina, MN 55435
   Special Situations Technology Fund, L.P.(4)............   437,200     6.8
   Special Situations Cayman Fund, L.P.
   Special Situations Technology Fund, L.P.
    c/o AWM Investment Company, Inc.
    153 E. 53 Street, 51st Floor
    New York, NY 10022
   Dimensional Fund Advisors, Inc.(5).....................   326,900     5.1
    1299 Ocean Avenue
    Santa Monica, CA 90401
   Edward Fredkin.........................................   664,884    10.4
    Hyslop Road
    Brookline, MA
   Lowell B. Hawkinson(6)(7)..............................   440,000     6.9
   Robert L. Moore(6).....................................   334,000     5.2
   John A. Shane(8).......................................   269,379     4.2
   Theodore G. Johnson(9) ................................   207,675     3.2
   Thomas E. Swithenbank(10)..............................     2,600      *
   Mark H. Whitworth(11)..................................    11,000      *
   James T. Pepe(12)......................................     8,000      *
   William H. Wood........................................     3,000      *
   All executive officers and directors as a group
    (11 persons) (13)..................................... 1,302,374    20.1%

--------
  *Less than 1%

 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 1998 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) Number of shares deemed outstanding includes 6,410,897 shares outstanding as of January 31, 1998, plus any shares subject to options held by the person in question which were exercisable on or exercisable within 60 days after January 31, 1998.

 (3) The information reported is based on a Schedule 13G/A, dated February 9, 1998, filed with the Securities and Exchange Commission by Kopp Investment Advisors, Inc. ("KIA") and LeRoy C. Kopp, the sole stockholder of KIA. KIA is a registered investment advisor, in which capacity it has sole voting power over 195,000 shares and shared dispositive power over 676,450 shares. Mr. Kopp has sole voting power over 10,000 shares, sole dispositive power over 10,000 shares and, through his control of KIA, shared dispositive power over 676,450 shares.

 (4) The information reported is based on a Schedule 13D, dated May 24, 1997, filed with the Securities and Exchange Commission on March 26, 1998 by Special Situations Fund III, L.P., a Delaware limited partnership ("SSF III"), MGP Advisors Limited Partnership, a Delaware limited partnership ("MGP"), Special Situations Cayman Fund, L.P., a Cayman Islands limited partnership (the "Cayman Fund"), AWM Investment Company, Inc., a Delaware corporation ("AWM"), Special Situations Technology Fund, L.P., a Delaware limited partnership ("SST"), SST Advisors L.L.C., Austin W. Marxe and David Greenhouse. SSF III beneficially owns 291,200 shares, the Cayman Fund beneficially owns 96,000 shares and SST beneficially owns 50,000 shares. Messrs. Marxe and Greenhouse are officers, directors and members or principal shareholders of SST, MGP and AWM and have sole voting power and sole dispositive power over 437,200 shares.

 (5) The information reported is based on a Schedule 13G, dated February 6, 1998, filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc. ("Dimensional"). Dimensional is a registered investment advisor, in which capacity it has sole voting power over 211,400 shares and sole dispositive power over 326,900 shares.

 (6)The business address of the stockholder is c/o Gensym Corporation, 125 CambridgePark Drive, Cambridge, MA 02140.

 (7) Includes 12,000 shares held by trusts for the benefit of Mr. Hawkinson's children, as to which shares Mr. Hawkinson disclaims beneficial ownership. Also includes 8,000 shares held by Mr. Hawkinson's spouse, as to which shares Mr. Hawkinson disclaims beneficial ownership.

 (8) Includes 257,685 shares held by The Palmer Organization III L.P., as to which shares Mr. Shane disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Shane is a General Partner of Palmer Partners, L.P., the General Partner of The Palmer Organization III L.P. Also includes 894 shares held by Palmer Service Corporation of which Mr. Shane is the President and sole stockholder. Also includes 10,800 shares of Common Stock subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1998.

 (9) Includes 10,800 shares of Common Stock subject to outstanding stock options.

(10)Includes 600 shares of Common Stock subject to outstanding stock options.

(11)Consists of 11,000 shares of Common Stock subject to outstanding stock options.

(12)Consists of 8,000 shares of Common Stock subject to outstanding stock options.

(13)Includes 53,320 shares of Common Stock subject to outstanding stock options.

VOTES REQUIRED

  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter is required for the approval of the proposed amendment to the Company's 1995 Employee Stock Purchase Plan and for the ratification of the appointment of the Company's independent auditors.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

                       PROPOSAL 1--ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes, with members of each class holding office for a staggered three-year term. The terms of Messrs. Hawkinson and Johnson (Class II Directors) will expire at this Annual Meeting of Stockholders; the term of Dr. Moore (Class III Director) will expire at the 1999 Annual Meeting of Stockholders; and the terms of Messrs. Shane and Swithenbank (Class I Directors) will expire at the 2000 Annual Meeting of Stockholders. Upon the expiration of the term of a class of directors at an annual meeting of stockholders, directors will be elected (or reelected) to serve within such class for a succeeding three-year term.

  The persons named in the enclosed proxy will vote to elect, as Class II Directors, Messrs. Hawkinson and Johnson, the director nominees named below, unless the proxy is marked otherwise. Messrs. Hawkinson and Johnson are currently directors of the Company.

  Each Class II Director will be elected to hold office until the Annual Meeting of Stockholders held in 2001 and until his or her successor is elected and qualified. The nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that either of the nominees will be unable to serve if elected.

  For each member of the Board of Directors and the director nominees for election as Class II Directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director, his age and length of service as a director of the Company.

NOMINEES FOR TERM EXPIRING IN 2001 (CLASS II DIRECTOR)

                                     PRINCIPAL OCCUPATION, OTHER
                                         BUSINESS EXPERIENCE
                                    DURING THE PAST FIVE YEARS AND  DIRECTOR
             NAME              AGE       OTHER DIRECTORSHIPS         SINCE
             ----              ---  ------------------------------  --------
 Lowell B. Hawkinson.........   55 Chairman of the Board, Chief       1986
                                    Executive Officer, Director,
                                    Treasurer and Secretary of the
                                    Company since 1986. Mr.
                                    Hawkinson is also a director
                                    of Genrad Corporation.
 Theodore G. Johnson.........   66 Independent consultant since       1986
                                    1982. Mr. Johnson is also a
                                    director of Candela
                                    Corporation and a number of
                                    privately held corporations.

DIRECTOR WHOSE TERM EXPIRES IN 1999 (CLASS III DIRECTOR)

                                     PRINCIPAL OCCUPATION, OTHER
                                         BUSINESS EXPERIENCE
                                    DURING THE PAST FIVE YEARS AND  DIRECTOR
             NAME              AGE       OTHER DIRECTORSHIPS         SINCE
             ----              ---  ------------------------------  --------
 Robert L. Moore.............   55 President of the Company since     1986
                                    1986.

DIRECTORS WHOSE TERMS EXPIRE IN 2000 (CLASS I DIRECTORS)

                              PRINCIPAL OCCUPATION, OTHER BUSINESS
                                           EXPERIENCE
                              DURING THE PAST FIVE YEARS AND OTHER     DIRECTOR
          NAME          AGE               DIRECTORSHIPS                 SINCE
          ----          ---   ------------------------------------     --------
 John A. Shane........   65 Since 1972, Mr. Shane has been president     1995
                             of Palmer Service Corporation, a
                             venture capital management company and,
                             since 1981, a general partner of Palmer
                             Partners L.P., the general partner of
                             The Palmer Organization III L.P. Mr.
                             Shane is also a director of Arch
                             Communications Group, Inc., Overland
                             Data, Inc., Summa Four, Inc., and
                             United Asset Management Corporation,
                             and a Trustee of the New England
                             Investment Company's Family of Mutual
                             Funds.
 Thomas E.               53 Since 1990, President and Chief              1997
  Swithenbank.........       Executive Officer of Harte-Hankes Data
                             Technologies, a computer software and
                             service company specializing in
                             database marketing systems, a division
                             of Harte-Hanks Marketing, which is a
                             subsidiary of Harte Hanks
                             Communications, Inc.  Mr. Swithenbank
                             is also a director of Pegasystems, Inc.

  For information relating to shares of Common Stock owned by each of the directors and the director nominees, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

  The Board of Directors met 14 times during 1997. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

  The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and administers and recommends stock option grants pursuant to the Company's employee stock plans. The Compensation Committee met six times during 1997. The members of the Compensation Committee are Messrs. Johnson and Shane.

  The Board of Directors has an Audit Committee, which reviews the results and scope of the audit, and other services provided by the Company's independent public accountants and reviews the Company's internal controls. The Audit Committee held five meetings during 1997. The members of the Audit Committee are Messrs. Shane and Swithenbank.

  The Company does not have a Nominating Committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

DIRECTOR COMPENSATION

  Directors who are not employees of the Company receive $12,000 annually, plus $1,000 for attendance at each meeting of the Board of Directors and $750 for attendance at each meeting of a committee on which the director serves, plus expenses. Non-employee directors are eligible to receive stock options under the Company's 1995 Director Stock Option Plan, and all directors are eligible to receive stock options under the Company's 1994 Stock Option Plan and 1997 Stock Incentive Plan.

  Under the 1995 Director Stock Option Plan (the "1995 Director Plan"), each non-employee director receives on June 30 each year a nonstatutory option to purchase 3,000 shares of Common Stock of the Company at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The option becomes exercisable, subject to the optionee's continued service as a director of the Company or 90 days thereafter, in five equal installments commencing on the date of grant and on each of the first four anniversaries of the date of grant. On June 30, 1997, the Company granted to each of Messrs. Johnson, Shane and Swithenbank a nonstatutory option to purchase 3,000 shares of Common Stock at an option exercise price of $4.50 per share. As of January 31, 1998, options for the purchase of a total of 13,000 shares of Common Stock had been granted under the 1995 Director Plan.

COMPENSATION TO EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the annual and long-term compensation earned for each of the last three years of the Company's Chief Executive Officer and the Named Executive Officers.

                          SUMMARY COMPENSATION TABLE

                                                             LONG-TERM
                                                           COMPENSATION
                                                          ---------------
                                           ANNUAL
                                       COMPENSATION(1)        AWARDS
                                    --------------------- ---------------
                                                            SECURITIES     ALL OTHER
                                                            UNDERLYING    COMPENSATION
  NAME AND PRINCIPAL POSITION  YEAR SALARY($)  BONUS ($)  OPTIONS/SARS(#)    ($)(2)
  ---------------------------  ---- ---------- ---------- --------------- ------------
Lowell B. Hawkinson......      1997  $220,000       --           --         $ 15,124
 Chief Executive Officer       1996   200,000       --           --           10,228
                               1995   197,538       --           --            2,501
Robert L. Moore..........      1997   200,000       --           --           12,925
 President                     1996   200,000       --           --            8,300
                               1995   191,308       --           --            2,501
James T. Pepe............      1997   160,000       --           --           12,577
Vice President, Product        1996   160,000       --           --            8,397
 Development                   1995   155,654       --           --            4,679
William H. Wood..........      1997   139,327   $10,000       40,000         114,060
 Senior Vice President,
  Communications Business
  Unit and Corporate
  Marketing(3)
Mark H. Whitworth........      1997   140,000       --        12,000           6,571
 Vice President, Advanced      1996   120,000       --           --            3,279
  Systems Business Unit        1995   109,000       --        17,500           1,704

--------
(1) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), Other Annual Compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the executive officer for the fiscal year indicated.

(2) All Other Compensation includes the following: (a) the Company's contributions for Mr. Hawkinson, Dr. Moore and Messrs. Pepe, Wood and Whitworth under the Company's 401(k) Plan in the amounts of $4,278, $4,246, $3,774, $0 and $3,289, respectively, for fiscal 1997; (b) payments for health and dental benefits and long-term disability insurance made by the Company for Mr. Hawkinson, Dr. Moore and Messrs. Pepe, Wood and Whitworth in the amounts of $10,846, $8,679, $8,803, $9,060 and $3,282, respectively, for fiscal 1997; and (c) $105,000 earned by Mr. Wood in his capacity as a consultant to the Company prior to being employed by the Company.

(3) Mr. Wood joined the Company on March 17, 1997. The bonus paid to Mr. Wood in fiscal 1997 was in connection with his recruitment by the Company.

 Option Grant Table

  The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1997 by the Company to the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                         ----------------------------------------------------------------------------
                                                                                POTENTIAL REALIZABLE
                                                                                      VALUE AT
                                                                                   ASSUMED ANNUAL
                           NUMBER OF    PERCENT OF TOTAL                           RATES OF STOCK
                           SECURITIES     OPTIONS/SARS                           PRICE APPRECIATION
                           UNDERLYING      GRANTED TO    EXERCISE OR             FOR OPTION TERM(4)
                          OPTIONS/SARS    EMPLOYEES IN   BASE PRICE  EXPIRATION ---------------------
NAME                     GRANTED (#)(1)  FISCAL YEAR(2)   ($/SH)(3)     DATE      5%($)      10%($)
----                     -------------- ---------------- ----------- ---------- ---------- ----------
Lowell B. Hawkinson.....        --            --              --          --           --         --
Robert L. Moore.........        --            --              --          --           --         --
James T. Pepe...........        --            --              --          --           --         --
William H. Wood.........     30,000           5.2%          $5.88      4/7/07   $  110,692 $  280,747
                             10,000           1.7%           4.88     9/10/07       30,690     77,775
Mark H. Whitworth.......     12,000           2.1%           6.50     5/21/07       49,053    124,312

--------
(1) Represents options granted pursuant to the Company's 1997 Stock Incentive Plan. Options granted to Messrs. Wood and Whitworth become exercisable in five equal annual installments commencing on the first anniversary of the date of grant.

(2) Calculated based on an aggregate of 572,620 options granted under all of the Company's stock plans during fiscal 1997.

(3) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(4) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the 10-year term. These values are calculated based on rules promulgated by the Commission and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the price of the Company's Common Stock.

 Year-End Option Table

  The following table summarizes certain information regarding stock option exercises by each of the Named Executive Officers during 1997 and stock options held as of December 31, 1997 by each of the Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SHARES UNDERLYING    VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS
                                          VALUE         FISCAL YEAR-END           AT FISCAL YEAR-END
                         SHARES ACQUIRED REALIZED (EXERCISABLE/UNEXERCISABLE) (EXERCISABLE/UNEXERCISABLE)
NAME                     ON EXERCISE (#)   ($)                (#)                         ($)
----                     --------------- -------- --------------------------- ---------------------------
Lowell B. Hawkinson.....        --           --               --                          --
Robert L. Moore.........        --           --               --                          --
James T. Pepe...........      8,000      $40,880          8,000/16,000                   --/--
William H. Wood.........        --           --           3,000/40,000                   --/--
Mark H. Whitworth.......        --           --          11,000/23,000                   --/--

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the Named Executive Officers, and setting the compensation for these individuals.

  The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement by the Company of operating income goals and the achievement by the executives of certain assigned objectives. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

  The compensation programs for the Company's executives generally consist of three elements based upon the foregoing objectives: base salary; annual cash bonus; and a stock-based equity incentive in the form of participation in the Company's stock option plans. In establishing base salaries for executives, including the Chief Executive Officer, the Compensation Committee monitors salaries at other companies, particularly those that are in the same industry as the Company or related industries and/or located in the same general geographic area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. In addition, during 1997, as in 1996, the Company retained the services of the consulting firm of William Mercer Inc. to review the executive officers' competitive base salary levels and other compensation arrangements and to support the work of the Compensation Committee.

  The Compensation Committee links cash bonuses to annual profitability goals and the achievement by the executives of certain assigned objectives. The individual objectives set for executive officers of the Company are generally both objective and subjective in nature and include such goals as bookings, revenue, profit and departmental objectives. The Compensation Committee believes that these arrangements tie the executive's performance closely to a key measure of success of the Company or the executive's business unit. In 1997, Mr. Hawkinson did not receive a bonus. The Compensation Committee believes that the substantial equity position in the Company held by Mr. Hawkinson provides him with adequate incentives.

  Stock option grants are designed to make a portion of the overall compensation of the executive officers receiving such award vary depending upon the long range performance of the Company. As a result of the applicable vesting arrangements, such grants also serve as a means for the Company to retain the services of these individuals over several years.

  In 1997, the Company granted incentive stock options to its executive officers as follows. On April 7, 1997, Mr. Wood was granted an option for the purchase of 30,000 shares of common stock at an exercise price of $5.88 per share. On May 21, 1997, Richard M. Darer, the Company's Senior Vice President, Finance and Administration and Chief Financial Officer, Troy A. Heindel, the Company's Vice President, Support Services and Chief Information Officer, and Mr. Whitworth were granted an option for the purchase of 40,000, 8,000 and 12,000 shares of Common Stock, respectively, at an exercise price of $6.50 per share. On September 10, 1997, Messrs. Darer and Wood were granted an option for the purchase of 20,000 and 10,000 shares of Common Stock, respectively, at an exercise price of $4.88 per share. On October 1, 1997, Stephen R. Quehl, the Company's Senior Vice President, Worldwide Field Operations, was granted an option for the purchase of 87,870 shares of Common Stock at an exercise price of $5.68 per share. On October 1, 1997, the Company granted a non-qualified stock option to Mr. Quehl for the purchase of 12,130 shares of Common Stock at an exercise price of $5.68 per share.

  The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company's Chief Executive Officer is the same as for the other executive officers. The Compensation Committee set Mr. Hawkinson's salary for 1997 at $220,000. Effective April 1, 1998 Mr. Hawkinson's salary was adjusted to $235,000 based upon competitive information provided by William Mercer Inc. The Compensation Committee believes that such a base salary is appropriate in light of the factors described above.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of Section 162(m). Based on the compensation awarded to the executive officers of the Company, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. While the Committee does not currently intend to qualify its incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                          John A. Shane
                                          Theodore G. Johnson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Company's Compensation Committee are Messrs. Shane and Johnson. No executive officer of the Company has served as director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

CERTAIN TRANSACTIONS

  Prior to joining the Company in March 1997, Mr. Wood was retained by the Company as a consultant. During fiscal 1997, Mr. Wood earned $105,000 for his consulting services to the Company.

  On October 1, 1997, the Company entered into a Secured Promissory Note (the "Promissory Note") with Stephen R. Quehl, the Company's Senior Vice President, Worldwide Field Operations, pursuant to which Mr. Quehl received a loan from the Company in the amount of $100,000 at an interest rate of 8.5%. The loan, which is due and payable on October 1, 2000, is secured by the pledge of shares of Common Stock of the Company. Under the terms of the Promissory Note, the loan will be forgiven in full if Mr. Quehl remains continuously employed with the Company during the three-year period ending October 1, 2000 (the "Loan Period"). If Mr. Quehl leaves the Company's employ prior to that time, a portion of the loan will be forgiven, pro rata, based on the number of months Mr. Quehl has been employed during the Loan Period. The loan will also be forgiven in the event the Company is acquired for less than $5.8735 per share if, following the acquisition, Mr. Quehl is not retained by the Company at an equivalent level.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely on its review of copies of reports filed by individuals required to make filings ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or written representations from certain Reporting Persons that no Form 5 filing was required for such persons, the Company believes that during fiscal 1997 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

COMPARATIVE STOCK PERFORMANCE

  The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from February 16, 1996 through December 31, 1997 with the cumulative total return on (i) the Nasdaq Composite Index, and (ii) the Nasdaq Computer & Data Processing Services Index. The comparison assumes the investment of $100 on February 16, 1996 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. Prior to February 16, 1996, the Company's Common Stock was not registered under the Exchange Act.

                             [GRAPH APPEARS HERE]

                                                       2/16/96 12/31/96 12/31/97
                                                       ------- -------- --------
   Gensym.............................................   100      79       30
   Nasdaq Composite Index.............................   100     119      146
   Nasdaq Computer & Data Processing Services.........   100     121      149

    PROPOSAL 2--APPROVAL OF AMENDMENT TO 1995 EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. As of January 27, 1998, 37,921 shares were available for future purchase under the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan"). Accordingly, on January 27, 1998, the Board of Directors adopted, subject to shareholder approval, an amendment to the Purchase Plan that increased from 200,000 to 500,000 the number of shares of Common Stock available for issuance under the Purchase Plan (subject to a proportionate adjustment for certain changes in the Company's capitalization, such as a stock split).

  THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE AMENDMENT TO THE PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

 Summary of the Purchase Plan

  The following is a brief summary of the material terms of the Purchase Plan.

  All employees of the Company, including directors of the Company who are employees, and all employees of any participating subsidiaries, (i) whose customary employment is more than 20 hours per week and for more than five months in any calendar year, (ii) who have been employed by the Company or a subsidiary for at least three months prior to enrolling in the Purchase Plan, and (iii) who are employees on the first day of the designated payroll deduction period (the "Offering Period"), are eligible to participate in the Purchase Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary are not eligible to participate. As of March 31, 1998, approximately 230 of the Company's employees would have been eligible to participate in the Purchase Plan.

  On the first day of an Offering Period (an "Offering Date"), the Company will grant to each eligible employee who has elected to participate in the Purchase Plan an option to purchase such number of whole shares of Common Stock of the Company reserved for the purposes of the Purchase Plan as does not exceed the number of shares determined by dividing (i) the quotient of $25,000 divided by two (or such other number of offerings as the Board of Directors may determine will be conducted during that calendar year) by (ii) the closing price of the Common Stock as reported on the Nasdaq National Market (or such other national securities exchange or trading system on which the Company's Common Stock may then be listed or quoted) on the Offering Date of such Plan Period. The employee may authorize an amount (a whole percentage from 1% to 10% of such employee's earnings) to be deducted by the Company from his or her pay during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of Common Stock on either the Offering Date or the last day of the Offering Period, whichever is lower. The Compensation Committee may, in its discretion, choose an Offering Period of twelve months or less for each of the offerings and choose a different Offering Period for each offering.

  If an employee is not a participant on the last day of the Offering Period, such employee is not entitled to exercise any option, and the amount of such employee's accumulated payroll deductions will be refunded. An employee's rights under the Purchase Plan terminate upon voluntary withdrawal from the Purchase Plan at any time, or when the employment of such employee ceases for any reason.

  Participation in the Purchase Plan is voluntary, and the Company cannot now determine the number of shares to be purchased in the future by any particular person or group. In fiscal 1997, Mr. Whitworth purchased 2,874 shares under the Purchase Plan; no other executive officer of the Company purchased shares under the Purchase Plan; Mr. Hawkinson and Dr. Moore are not eligible to participate in the Purchase Plan due to their equity ownership in the Company; directors who are not employees of the Company are not eligible to participate in the Purchase Plan; and all employees of the Company, excluding executive officers of the Company, purchased 125,036 shares under the Purchase Plan.

 Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases under the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan.

  Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Common Stock at the end of an Offering. Instead, if a participant sells Common Stock acquired under the Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

  If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of (i) fifteen percent of the fair market value of the Common Stock on the Grant Date, and (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

  Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

  If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

  Tax Consequences to the Company. The offering of Common Stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

            PROPOSAL 3--RATIFICATION OF THE APPOINTMENT OF AUDITORS

  The Board of Directors has selected Arthur Andersen LLP as auditors of the Company for the year ending December 31, 1998, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the matter. A representative of Arthur Andersen LLP, which served as auditors for the year ended December 31, 1997, is expected to he present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Any proposal that a stockholder intends to present at the 1999 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 125 CambridgePark Drive, Cambridge, MA 02140, no later than December 9, 1998 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

  The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

                                          By order of the Board of Directors,

                                          Lowell B. Hawkinson
                                          Secretary

April 8, 1998

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                               GENSYM CORPORATION

                       1995 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------

     The purpose of this Plan is to provide eligible employees of Gensym Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"). 200,000 shares of Common Stock in the aggregate have been approved for this purpose.

     1.   Administration.  The Plan will be administered by the Company's Board
          --------------
of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

     2.   Eligibility.  Participation in the Plan will neither be permitted nor
          -----------
denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

          (b) they have been employed by the Company or a Designated Subsidiary for at least three months (or such number of days as may be determined by the Board of Directors or Committee) prior to enrolling in the Plan; and

          (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

     No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

     3.   Offerings.  The Company will make one or more offerings (each, an
          ---------
"Offering" and collectively, "Offerings") to employees to purchase stock under this Plan. Offerings will begin on such dates as may be determined by the Board of Directors or the Committee (the "Offering Commencement Dates"). Each Offering Commencement Date will begin an approximately six month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose different Plan Periods of twelve (12) months or less for Offerings.

     4.   Participation.  An employee eligible on the Offering Commencement Date
          -------------
of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least seven days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding, to the extent determined by the Board or the Committee, overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, and including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

     5.   Deductions.  The Company will maintain payroll deduction accounts for
          ----------
all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any whole number percentage from 1% to 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made, subject to such lesser maximum rate as may be determined by the Board of Directors or Committee prior to the applicable Offering Commencement Date.

     No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

     6.   Deduction Changes.  An employee may decrease or discontinue such
          -----------------
employee's payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue such employee's payroll deductions during a Plan Period, but does not elect to withdraw such employee's funds pursuant to Section 8 hereof, funds deducted prior to such employee's election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

     7.   Interest.  Interest will not be paid on any employee payroll deduction
          --------
accounts, except to the extent that the Board or its Committee, in its sole discretion, elects to credit such accounts with interest at such per annum rate as it may from time to time determine.

     8.   Withdrawal of Funds.  An employee may at any time prior to the close
          -------------------
of business on the last business day in a Plan Period and for any reason permanently withdraw all of the balance accumulated in the employee's payroll deduction account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that employees who are also directors or officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated thereunder may not participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision.

     9.   Purchase of Shares.  On the Offering Commencement Date of each Plan
          ------------------
Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an "Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 15% of such employee's annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

     The purchase price (the "Option Price") for each share purchased will be 85% of the closing price of the Common Stock as reported on the Nasdaq National Market (or such other national securities exchange or trading system on which the Company's Common Stock may then be listed or quoted) on (i) the first business day of such Plan Period or (ii) on the Exercise Date, whichever closing price shall be less. If no such price is reported on such date, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the nearest preceding day.

     Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that such employee's accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

     Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

     10.  Issuance of Certificates.  Certificates representing shares of Common
          ------------------------
Stock purchased under the Plan may be issued only in the name of the employee, or in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

     11.  Rights on Retirement, Death, or Termination of Employment.  In the
          ---------------------------------------------------------
event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's payroll deduction account shall be paid to the employee or, in the event of the employee's death,
(a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

     12.  Optionees Not Stockholders.  Neither the granting of an Option to an
          --------------------------
employee nor the deductions from such employee's pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to such employee.

     13.  Rights Not Transferable.  Rights under this Plan are not transferable
          -----------------------
by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14.  Application of Funds.  All funds received or held by the Company under
          --------------------
this Plan may be combined with other corporate funds and may be used for any corporate purpose.

     15.  Adjustment in Case of Changes Affecting Common Stock.  In the event of
          ----------------------------------------------------
a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

     16.  Merger.  If the Company shall at any time merge or consolidate with
          ------
another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board or the Committee shall take such steps in connection with such merger as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

     17.  Amendment of the Plan.  The Board may at any time, and from time to
          ---------------------
time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

     18.  Insufficient Shares.  In the event that the total number of shares of
          -------------------
Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot, in such manner as it may determine, the shares then available.

     19.  Termination of the Plan.  This Plan may be terminated at any time by
          -----------------------
the Board. Upon termination of this Plan all amounts in the payroll deduction accounts of participating employees shall be promptly refunded.

     20.  Governmental Regulations.  The Company's obligation to sell and
          ------------------------
deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

     The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

     21.  Issuance of Shares.  Shares may be issued upon exercise of an Option
          ------------------
from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     22.  Notification upon Sale of Shares.  Each employee agrees, by entering
          --------------------------------
the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     23.  Effective Date and Approval of Stockholders.  The Plan shall take
          -------------------------------------------
effect upon the closing of the Company's initial public offering of Common Stock pursuant to an effective registration statement under Securities Act of 1933, as amended, subject to approval by the stockholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                                    Adopted by the Board of Directors on
                                    November 2, 1995

                                    Approved by the stockholders on January 16,
                                    1996

                               GENSYM CORPORATION
                               AMENDMENT NO. 1 TO
                       1995 EMPLOYEE STOCK PURCHASE PLAN


     The first paragraph of Section 9 of the Company's 1995 Employee Stock Purchase Plan is amended and restated in its entirety to read as follows:

     9.  Purchase of Shares. On the Offering Commencement Date of each Plan
         ------------------
     Period, the Company will grant to each eligible employee who was then a participant in the Plan an option (an "Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing (i) the quotient of $25,000 divided by two (or such other number of Offerings as the Board of Directors may determine will be conducted during that calendar year) by (ii) the closing price of the Common Stock as reported on the Nasdaq National Market (or such other national securities exchange or trading system on which the Company's Common Stock may then be listed or quoted) on the Offering Commencement Date of such Plan Period.


     Adopted by the Board of Directors on October 29, 1997

                               GENSYM CORPORATION
                               AMENDMENT NO. 2 TO
                       1995 EMPLOYEE STOCK PURCHASE PLAN


     Subject to stockholder approval, the first paragraph of the Company's 1995 Employee Stock Purchase Plan is amended and restated in its entirety to read as follows:

          "The purpose of this Plan is to provide eligible employees of Gensym Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"). 500,000 shares of Common Stock in the aggregate have been approved for this purpose."

  Adopted by the Board of Directors on January 27, 1998

  Approved by the Stockholders of the Company on ___________________.

                               GENSYM CORPORATION

Mark box at right if an address change or comment has been
noted on the reverse side of this card
                                                                ------
Mark box at right if you plan to attend the Annual Meeting
                                                                ------
RECORD DATE SHARES:


Please be sure to sign and date this Proxy.      Date:
                                                      ------


-----------------------------                 ---------------------------
Stockholder sign here                         Co-Owner sign here


IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

1.   To elect two Class II Directors to the Board of Directors
     for the ensuing three years.                               For all
                                           For     Withheld     Except

     Nominees:    Lowell B. Hawkinson      ---       ---          ---
                  Theodore G. Johnson      ---       ---          ---

To withhold authority to vote for any nominee listed above, mark the "For all Except" box and write the name(s) of the nominee(s) from whom you wish to withhold authority to vote in the space provided below.

-------------------------------------------
                                                                      For All
2.   To approve an amendment to the           For        Withheld     Except
     Company's 1995 Employee Stock Pur-
     chase Plan to increase the number of     ---          ---         ---
     shares reserved for issuance thereunder
     from 200,000 shares to 500,000 shares
                                                                      For All
3.   To ratify and approve the appointment    For        Withheld     Except
     by the Board of Directors of Arthur
     Andersen LLP as the Company's in-        ---          ---         ----
     dependent auditors for the current
     year.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

                               GENSYM CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Lowell B. Hawkinson and Robert L. Moore, and each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of Gensym Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 20, 1998 at 9:00 a.m., Boston time, at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts, and at any adjournment thereof, with respect to the matters set forth on the reverse side hereof.

     PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

     Please sign exactly as name(s) appear(s) hereon. If the stock is registered in the name of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian or attorney, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

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